Exhibit 10.2

Execution Version

PAYMENT AGREEMENT

THIS PAYMENT AGREEMENT, dated as of October 1, 2024 (“Effective Date”) (this “Agreement”), is by and between and Alpha Capital Anstalt (including its successors and permitted assigns, “Alpha Capital”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with Alpha Capital, each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Alpha Capital, among others, entered into a Securities Purchase Agreement dated October 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”), pursuant to which the Company issued to Alpha Capital and the other purchaser parties thereto (collectively, with the Company and Alpha Capital and the “Original Parties”), secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”), including a Note issued to Alpha Capital in the original principal amount of $9,782,609 (as amended, restated, supplemented or otherwise modified, the “Alpha Capital Note”). Capitalized Terms not defined herein shall have the meaning set forth in the SPA and other Transaction Documents (as defined in the SPA);

WHEREAS, on July 19, 2022, the Original Parties entered into an Addendum (the “Addendum”) to memorialize certain agreements between the Original Parties;

WHEREAS, the Addendum was subsequently amended by the Addendum Amendment dated September 13, 2022, and Second Addendum Amendment dated March 10, 2023;

WHEREAS, on April 24, 2023, the Original Parties entered into an Extension Agreement to memorialize certain agreements between the Original Parties;

WHEREAS, on May 11, 2023, the Original Parties entered into a Second Amendment Agreement to memorialize certain agreements between the Original Parties;

WHEREAS, on November 20, 2023, the Original Parties entered into a Third Amendment Agreement (“TAA”) to memorialize certain agreements between the Original Parties;

WHEREAS, on February 28, 2024, the Original Parties entered into a Fourth Amendment Agreement to memorialize certain agreements between the Original Parties;

WHEREAS, the Company has entered into a standby equity purchase agreement with YA II PN, LTD., a Cayman Islands exempt limited company (as amended, restated, supplemented or otherwise modified from time to time, the “Yorkville SEPA”); and

WHEREAS, the Company, Alpha Capital, the other remaining Purchasers, and the Collateral Agent have entered into that certain Consent, Waiver and Mutual Release Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Master Consent Agreement”).

NOW THEREFORE, in contemplation of the closing of the transactions contemplated by the Yorkville SEPA and the payment of the Alpha Capital Note, for consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Alpha Capital Note. Alpha Capital hereby confirms, acknowledges and agrees that the principal amount outstanding under the Alpha Capital Note as of the date immediately preceding the Effective Date is $1,251,309 (the “Outstanding Principal Balance”) and that no other amount is owing by the Company or any of its subsidiaries to Alpha Capital under the SPA, the Alpha Capital Note or any of the other Transaction Documents (as defined in the SPA)

(collectively, the “SPA Documents”).

2. Prepayments of Alpha Capital Note. Notwithstanding anything to the contrary set forth in the Alpha Capital Note (including, without limitation, Section 6 thereof), the SPA or the other Transaction Documents, the Company shall be permitted to make, and Alpha Capital hereby consents and agrees to the Company making at any time on or following the Effective Date, prepayments in respect of the then Outstanding Principal Balance of the Alpha Capital Note, in whole or in part, at par and no fee, penalty, premium or other amount shall be due or payable in connection with any such prepayment; provided, that, any such prepayment (other than any prepayment made pursuant to the Master Consent Agreement) shall, unless otherwise consented to by Alpha Capital, (x) require at least five (5) Business Days’ prior notice (including email) from the Company to Alpha Capital, (y) be in a minimum principal amount of $150,000 and (z) be made by wire transfer of immediately available funds in accordance with the wire instructions attached hereto at Exhibit A.

3. Payment of Fee. On the Effective Date, in connection with the waiver by Alpha Capital of any and all participation rights it may have under the SPA Documents with respect to the transactions contemplated under the SEPA, the Company hereby agrees to pay to Alpha Capital a fee of Seven Hundred Fifty Thousand dollars ($750,000.00) (such fee, the “Waiver Fee”). The Company and Alpha Capital hereby agree that the Waiver Fee shall be paid on the Effective Date as follows: (i) an amount equal to the Remaining Escrowed Amount (as defined below) shall be deemed paid upon Alpha Capital’s receipt of such Remaining Escrowed Amount from the Escrow Agent (as defined below) by wire transfer of immediately available funds in accordance with the terms and conditions of the Escrow Release, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Escrow Agreement Release”), by and among the Company, Alpha Capital and the other Purchasers party thereto and Grushko & Mittman, P.C. (the “Escrow Agent”), and (ii) after giving effect to the payment of the Remaining Escrowed Amount, the remaining unpaid balance of such Waiver Fee shall be paid by the Company by wire transfer of immediately available funds in accordance with the wire instructions attached hereto at Exhibit A. As used herein, “Remaining Escrowed Amount” means, as of the Effective Date, the amount of Escrowed Funds (as defined in the Existing Escrow Agreement Release) then remaining after giving effect to the payment of (y) the aggregate amount of the Effective Date Fee (as defined in the Master Consent Agreement) payable to each Purchaser pursuant to Section 3 of the Master Consent Agreement and (z) an amount equal to $20,000 to the Escrow Agent under the Existing Escrow Agreement Release in accordance with the terms thereof.

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4. Purchase of Notes in Soluna AL CloudCo, LLC. Alpha Capital and certain parties related to Alpha Capital or its principals have agreed to assign their notes issued by Soluna AL CloudCo, LLC, an affiliate of the Company, to the Company pursuant to those three Assignment and Assumption Agreements attached hereto as Exhibit B (collectively, the “Cloud Note Assignment Agreements”). On the Effective Date, the Company and the other parties party to the Cloud Assignment Agreements shall execute and deliver the Cloud Note Assignment Agreement.

5. Additional Escrow Funds. The Company hereby agrees that it shall deposit an amount equal to twenty percent (20%) of any net cash proceeds received in connection with the consummation of the transactions under the Yorkville SEPA to be held as Escrowed Funds (as defined in the Escrow Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Effective Date Escrow Agreement”), by and among the Company, Alpha Capital, the Escrow Agent and the other persons party thereto), until it has so deposited an aggregate amount equal to the aggregate amount necessary to satisfy the Purchase Price under, and as respectively defined in, each Cloud Note Assignment Agreement, at which time the Company shall issue written instructions to the Escrow Agent to disburse such funds to consummate the transactions contemplated by each Cloud Note Assignment Agreement.

6. Form 8-K. No later than one (1) business day after the Effective Date, the Company shall file a Form 8-K with the Securities and Exchange Commission, disclosing this Agreement.

7. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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8. Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

11. Notices. Except as otherwise provided herein, all notices shall be delivered in accordance with the notice provisions of the SPA.

12. Entire Agreement; Amendments. This Agreement, the Master Consent Agreement, the Cloud Note Assignment Agreements, the Existing Escrow Agreement Release and the Effective Date Escrow Agreement constitute the entire agreement between the Parties regarding the payment of all obligations under the SPA Documents, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement represents the final and binding accounting of all amounts each Party may owe to the other, including without limitation fees, charges, expenses, adjustments and reimbursements. Except as specifically modified herein, the SPA Documents remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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IN WITNESS WHEREOF, the parties have caused this Payment Agreement to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.
By:
Name:	John Belizaire
Title:	CEO

ALPHA CAPITAL

ALPHA CAPITAL ANSTALT

By:
Name:	Nicola Feuerstein
Title:	Director

[Signature Page to Payment Agreement (Alpha Capital)]